                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2003 (except for notes 2 and 21, as to which the date is September 30, 2003) on the financial statements of TRW Automotive
Inc., in the Registration Statement on Form S-1 dated November 14, 2003 of TRW
Automotive Holdings Corp. for the registration of shares of its common stock.

                                                           /s/ Ernst & Young LLP

Troy, Michigan
November 12, 2003